Exhibit 99

MAYVILLE ENGINEERING COMPANY

ANNOUNCES LEADERSHIP TRANSITION

MILWAUKEE, Wis. — December 11, 2024 — Mayville Engineering Company (NYSE: MEC) (the “Company” or “MEC”), a leading value-added provider of design, prototyping and manufacturing solutions serving diverse end-markets, today announced that Todd Butz, Chief Financial Officer, intends to leave the Company on June 30, 2025.

Following a rigorous internal and external search process, Rachele Lehr, Chief Human Resources Officer, has been named to succeed Mr. Butz as Chief Financial Officer, effective April 22, 2025, following the annual meeting of shareholders.

With more than 25 years of cross-functional experience across corporate finance, external reporting, strategic planning, financial planning & analysis, information technology, and human resources, Ms. Lehr brings a depth of strategic leadership expertise to her new role as Chief Financial Officer.

Prior to joining MEC in 2023, Ms. Lehr spent nearly 15 years at Briggs & Stratton, an industrial manufacturing company, where she held senior finance and corporate roles of increasing scope and complexity, including Senior Vice President of Administration and HR, and Controller for a $600 million international business.  Ms. Lehr began her career with PricewaterhouseCoopers (“PwC”) where she led audit engagements with public companies across diverse end-markets. Ms. Lehr holds a Bachelor of Science in Business Administration with a Major in Accounting from Marquette University and is a certified public accountant (currently inactive).

“Rachele is an accomplished strategic leader whose unique blend of financial and business acumen remain valuable assets as we further advance our MBX value creation journey,” stated Jag Reddy, President and CEO of MEC. “As a trusted business partner with a proven ability to drive organizational transformation, we’re excited to have Rachele lead our finance team during this next, important phase for our business.”

“Since joining our organization in 2008, Todd has built a strong finance team well-equipped to further advance our multi-year value creation strategy,” continued Reddy.  “I would like to thank Todd for his many contributions during his 17-year career with MEC and wish him the very best as he embarks on this next chapter.”

“MEC is a market-leading industrial solutions company with a clear vision for profitable growth,” stated Rachele Lehr, incoming Chief Financial Officer. “I am excited to assume the CFO role at a pivotal moment for the organization and look forward to partnering with our talented finance team as we seek to drive long-term value creation for both our customers and loyal shareholders.”

Today, MEC is reaffirming its full-year 2024 financial guidance provided on November 5, 2024.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect plans, estimates and beliefs. Such statements involve risk and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements as a result of various factors. Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to: macroeconomic conditions, including inflation, elevated interest rates and recessionary concerns, as well as labor availability and material cost pressures, have had, and may continue to have, a negative impact on our business, financial condition, cash flows and results of operations (including future uncertain impacts); risks relating to developments in the industries in which our customers operate; risks related to scheduling production accurately and maximizing efficiency; our ability to realize net sales represented by our awarded business; failure to compete successfully in our markets; our ability to maintain our manufacturing, engineering and technological expertise; the loss of any of our large customers or the loss of their respective market shares; risks related to entering new markets; our ability to recruit and retain our key executive officers, managers and trade-skilled personnel; volatility in the prices or availability of raw materials critical to our business; manufacturing risks, including delays and technical problems, issues with third-party suppliers, environmental risks and applicable statutory and regulatory requirements; our ability to successfully identify or integrate acquisitions; our ability to develop new and innovative processes and gain customer acceptance of such processes; risks related to our information technology systems and infrastructure, including cybersecurity risks and data leakage risks; geopolitical and economic developments, including foreign trade relations and associated tariffs; results of legal disputes, including product liability, intellectual property infringement and other claims; risks associated with our capital-intensive industry; risks related to our treatment as an S Corporation prior to the consummation of our initial public offering; risks related to our employee stock ownership plan’s treatment as a tax-qualified retirement plan; and other factors described in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as such may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q. This discussion should be read in conjunction with our audited consolidated financial statements included in the Company’s previously filed Annual Report on Form 10-K for the year ended December 31, 2023. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

ABOUT MAYVILLE ENGINEERING COMPANY

Founded in 1945, MEC is a leading U.S. based, vertically integrated, value-added manufacturing partner providing a full suite of manufacturing solutions from concept to production, including design, prototyping and tooling, fabrication, aluminum extrusion, coating, assembly and aftermarket components. Our customers operate in diverse end markets, including heavy- and medium-duty commercial vehicles, construction & access equipment, powersports, agriculture, military, and other end markets. Along with process engineering and development services, MEC maintains an extensive manufacturing infrastructure with 23 facilities across seven states. These facilities make it possible to offer conventional and CNC (computer numerical control) stamping, shearing, fiber laser cutting, forming, drilling, tapping, grinding, tube bending, machining, welding, assembly, and logistic services. MEC also possesses a broad range of finishing capabilities including shot blasting, e-coating, powder coating, wet spray and military grade chemical agent resistant coating (CARC) painting. For more information, please visit www.mecinc.com.